Exhibit 10.5

December 21, 2015

Mr. Arend Verweij, Chief Executive Officer
TiXFI, Inc.
13355 Moss Rock Drive Auburn
Auburn, California 95602

Re:  Consulting Services Agreement

Dear Mr. Verweij,

Please allow this letter to serve as an expression of our interest in establishing an advisory/consulting relationship between Newbridge Financial, Inc. (“Advisor”) and TiXFI, Inc., a Nevada corporation (“TXFX” or the “Company”) to provide business advisory and related consulting services to the Company.  This letter sets forth the proposed terms of such a relationship.

1.            Scope of Engagement.  Advisor will assist the Company and provide services in the following areas (the “Services”):
a.	Study and review the business, operations, financial performance and development initiatives to provide advice to the Company;

b.	Assist the Company in preparing for and completing a capital raise transactions including by referral to placement agents and institutional investors;

c.	Assist the Company in attempting to formulate the optimal strategy to meet the Company’s working capital and resource needs;

d.	Identify, make introductions to and evaluate potential business contacts within the industry that may help the company advance its business opportunities, and in appropriate instances, negotiate on the company’s behalf;

e.	Assist the Company in structuring a placement agent agreement with broker/dealers or other sources of debt and/or equity financing;

f.	Assist the Company in formulating the terms and structure of any acquisitions, mergers, debt or equity financings contemplated by the Company; and

g.	Identify and introduce TXFX to prospective private institutional financial investors, private lender and/or other sources of capital.

1451 West Cypress Creek Road, Fort Lauderdale, Florida 33309
877.447.9625           954.334.3450          Fax 954.492.4013

TiXFX, Inc.
December 21, 2015

2.            Term.  The term of our engagement hereunder shall be for a period of 12 months (“Engagement Period”). During the term of this agreement, the Company and the Advisor will both have the right to terminate the Consulting agreement by providing 15 days prior written notice to each other. The termination of this agreement will not, affect the rights of the Consultant to the Consulting Fees which are deemed to be fully earned upon execution of this agreement.  The term may be extended by mutual agreement of the parties.
3.            Compensation. In consideration of the services to be rendered, TXFX will issue to the Advisor 680,000 unregistered shares of TXFX common stock upon execution of this Agreement (the “Consulting Fees”). The Consulting Fees shall be deemed fully earned upon execution of this agreement.
4.            Access To and Use of Information.  TXFX will work together with Advisor to provide any and all necessary documents and full access to the Company’s officers, directors, employees and accountants as are reasonably required for Advisor to provide the Services described.
5.            Independent Agreement  It is understood that this Agreement is independent of and separate from any agreements that may be entered into between TXFX with Advisor, and that any such future agreement with Advisor, if any, will be subject to separate terms and conditions including compensation arrangements and due diligence conditions.  In addition, during the course of this Agreement, it is anticipated that TXFX may, at its sole discretion, enter into one or more corporate finance transactions with financing sources introduced by Advisor. Non-Circumvention.  TXFX irrevocably agrees not to circumvent, avoid or by-pass Advisor, either directly or indirectly, nor to contact the clients, partners, vendors, strategic alliance partners, private or public equity providers, nor to avoid payment of fees, in a corporation, trust partnership, or any other entity, either in connection with this Agreement or any other additions, renewals, extensions, rollovers, amendments, re-assignments, or otherwise relating to this Agreement. The Parties specifically acknowledge that as entrepreneurial business people, the form of a benefit or business arrangement arising from this Agreement may take many different structures and that it is the overall intent of this Agreement that Advisor be compensated for benefits derived from the services of Advisor.  In such regard, this Agreement should be interpreted broadly and all encompassing.
6.            Representations and Warranties of TXFX.  TXFX hereby represents and warrants that any and all information supplied hereunder to Advisor in connection with any and all services to be performed hereunder by Advisor for and on behalf of the TXFX shall be, to the best of TXFX’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading.  TXFX hereby acknowledges that the ability of Advisor to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Advisor.  TXFX further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that TXFX has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by TXFX, will represent the valid and binding obligation of TXFX enforceable in accordance with its terms.  The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.
1451 West Cypress Creek Road, Fort Lauderdale, Florida 33309
877.447.9625           954.334.3450          Fax 954.492.4013

TiXFX, Inc.
December 21, 2015

7.            Representations and Warranties of Advisor. The parties further agree that the Advsior shall not have the authority to enter into any contract and/or agreement and/or to otherwise bind TXFX in any way to any third party. Advisor hereby warrant and represent that he/she have the right to perform the serviced contemplated hereby and to disclose to TXFX all information transmitted to potential investors in performance of these services.  The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.
8.            Confidentiality.  The Advisor acknowledges that during the engagement it will have access to and become acquainted with various client information, Company records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Advisor agrees that it will not directly disclose any of the aforesaid or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company and with the Company’s express written permission.  The confidentiality obligations under this Agreement shall not apply to any portion of the Confidential Information which: (a) at the time of disclosure to the party or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by a party in violation of this Agreement); (b) was available to the party on a non-confidential basis from a source other than the other party, provided that such source is not and was not bound by a confidentiality agreement with a party; (c) has been independently acquired or developed by a party without violating any of its obligations under this Agreement; or (d) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process).  In the event that a party becomes legally compelled to disclose any of the Confidential Information, each party shall provide the other party with prompt prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.
9.            Independent Contractor.  This Agreement shall not render the Advisor an employee, partner, agent of, or joint venture with the Company for any purpose. The Advisor is and will remain an independent Contractor in its relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Advisor’ compensation hereunder. The Advisor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.
10.            Amendment.  No modification, waiver, amendment, discharge or change of this Agree-ment shall be valid unless the same is evidenced by a written instru-ment, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.
11.            Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.
1451 West Cypress Creek Road, Fort Lauderdale, Florida 33309
877.447.9625           954.334.3450          Fax 954.492.4013

TiXFX, Inc.
December 21, 2015

12.            Attorneys Fees and Costs  If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and expenses and court costs.
If these terms are consistent and acceptable with your view of the terms of our relationship, please sign a copy of this letter and return it us.

Please contact me if you have any questions.

Very truly yours,

Newbridge Financial, Inc.

By: /s/ Leonard Sokolow
Name: Leonard Sokolow
Title: Chief Executive Officer

Acknowledged and agreed to this 21st day of December, 2015

TiXFI, Inc.

By: /s/ Arend Verweij
                                 Arend Verweij, Chief Executive Officer

1451 West Cypress Creek Road, Fort Lauderdale, Florida 33309
877.447.9625           954.334.3450          Fax 954.492.4013